                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        VALASSIS COMMUNICATIONS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

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    (4) Date filed:

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

                         VALASSIS COMMUNICATIONS, INC.
                              19975 VICTOR PARKWAY
                               LIVONIA, MI 48152

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1997


     The Annual Meeting of Stockholders of Valassis Communications, Inc. ("Valassis" or the "Company") will be held at 19975 Victor Parkway, Livonia, Michigan on the 20th day of May, 1997, at 10:00 a.m. (Eastern Standard Time), for the following purposes:

(1) to elect nine directors to the Company's Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

(2) to ratify the selection of Ernst & Young LLP, independent public accountants, as the auditors of the Company for the 1997 fiscal year; and

(3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the determination of the stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. Each share of the Company's Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     ALL HOLDERS OF THE COMPANY'S COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE.

                                         By Order of the Board of Directors


                                         BARRY P. HOFFMAN
                                         Secretary

April 18, 1997

                         VALASSIS COMMUNICATIONS, INC.


                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 1997


                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of record of Valassis Communications, Inc. ("Valassis" or the "Company") as of April 1, 1997, in connection with the solicitation by the Board of Directors of Valassis of proxies for the 1997 Annual Meeting of Stockholders to be held at 19975 Victor Parkway, Livonia, Michigan, on May 20, 1997 at 10:00 a.m. (EST), or at any and all adjournments thereof, for the purposes stated in the Notice of Annual Meeting. The approximate date of mailing of this Proxy Statement, enclosed form of proxy and the Company's Annual Report to Stockholders is April 18, 1997.


                      OUTSTANDING STOCK AND VOTING RIGHTS

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the determination of stockholders entitled to notice of this Annual Meeting, and only holders of record of the Common Stock, par value $.01 per share ("Common Stock"), of the Company on that date will be entitled to notice of and to vote at the Annual Meeting. As of the record date, the Company had outstanding 41,452,342 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting.

     The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. Abstentions and broker non-votes are not counted in the election of directors. For all other items to be considered at the Annual Meeting, shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders. The directors and officers of the Company beneficially own 53.7% of the Company's Common Stock. The directors and officers as a group have indicated their intention to vote FOR the election to the Board of Directors of the individuals named as nominees herein, and FOR each of the other items to be considered at the Annual Meeting.

     If the enclosed proxy is signed and returned, it may, nevertheless, be revoked at any time prior to the voting thereof at the pleasure of the stockholder signing it, either by delivering written notice of revocation to the Secretary of the Company, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof.

     Shares represented by duly executed proxies in the accompanying form will be voted in accordance with the instructions indicated on such proxies, and, if no such instructions are indicated thereon, will be voted in favor of the nominees for election as directors named below and for the other proposals referred to below.

     To the Company's knowledge, as of February 28, 1997, the only persons (including "groups" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially own more than 5% of the Company's Common Stock are the following:


       Title of             Name and Address         Beneficial    Percent
       Class              of Beneficial Owner       Ownership(1)   of Class
       ------------  ---------------------------    ------------   --------
       Common Stock  Kerry F.B. Packer(2)             21,200,000    51.1%
                     54 Park Street
                     3rd Floor
                     Sydney NSW, Australia 2000

       Common Stock  James D. Packer(2)               21,200,000    51.1%
                     54 Park Street
                     3rd Floor
                     Sydney NSW, Australia 2000

       Common Stock  The Goldman Sachs Group, L.P.(3)  4,225,420    10.2%
                     85 Broad Street
                     New York, NY 10004



_______________
(1) Unless otherwise noted, each beneficial owner who owns more than 5% of the Company's Common Stock has sole voting and investment power with respect to the shares shown as beneficially owned by him or it.

(2) According to information contained in a Schedule 13G filed by Mr. Kerry F.B. Packer with the Securities and Exchange Commission on February 21, 1995, Conpress Cayman, LDC ("CCL") is the direct holder of 21,200,000 shares of the Common Stock of the Company. CCL is 100% indirectly owned by Consolidated Press International Limited, which in turn is 100% owned (54.3% directly and 45.7% indirectly) by Consolidated Press Holdings Limited ("CPH"). CPH is 100% owned (52.35% directly and 47.65% indirectly) by Cairnton Holdings Pty Ltd., of which Consolidated Press International Holdings Limited ("CPIHL") owns 99.2%. Mr. Kerry F.B. Packer is the indirect beneficial owner of CPIHL. Mr. James D. Packer, a current director and nominee for re-election as a director and the son of Mr. Kerry F.B. Packer, may be deemed to have an indirect beneficial interest in the same shares reported by Mr. Kerry F.B. Packer. Mr. James D. Packer does not have sole voting or investment power over such shares. Additionally, these shares of Common Stock of the Company have been pledged to Westpac Custodian Nominees Limited ("Westpac") pursuant to a Stock Pledge Agreement between CCL and Westpac. Westpac also may be deemed to be the indirect beneficial owner of such shares.

(3) This information is based upon a Schedule 13G filed with the SEC on February 10, 1997.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors presently is comprised of ten directors. All directors elected at the 1997 Annual Meeting will serve until the next Annual Meeting or until their respective successors are duly elected and qualified. Cartha D. DeLoach has decided, due to other business commitments, not to stand for re-election at the Annual Meeting. As a result, the Board of Directors has fixed the number of directors at nine, effective upon the expiration of Mr. DeLoach's term in office.

1. ELECTION OF DIRECTORS

     Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company.

     Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: David A. Brandon, Graham A. Cubbin, Mark C. Davis, Ambassador Jon M. Huntsman, Jr., James D. Packer, Brian M. Powers, Robert L. Recchia, Alan F. Schultz and Ambassador Faith Whittlesey. Each nominee for director has consented to serve on the Board of Directors and will be elected by a plurality of the votes cast at the Annual Meeting of Stockholders. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. Stockholders may withhold authority to vote for any nominee by marking the "Exceptions" box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.

DIRECTORS

     David A. Brandon, 44, is Chief Executive Officer, President and a director of Valassis. Mr. Brandon was elected President and a director of Valassis in October 1991 and has served as a director since that time. He served as Executive Vice President and Chief Operating Officer of Valassis Inserts, Inc. ("Inserts") from 1986 through July 1989, and President and Chief Executive Officer of Inserts from July 1989 until its merger into Valassis.

     Graham A. Cubbin, 49, has served as a director of Valassis since October 1991. After joining Consolidated Press Holdings Limited ("CPH") in June 1990 as Group Financial Controller, Mr. Cubbin has served as Finance Director of CPH since September 1991. He served as Director of Finance of Capita Financial Group Limited from October 1988 through May 1990. From March 1988 through September 1988, Mr. Cubbin served as Director of Finance of Repco Limited. In addition, he served as General Manager of Finance of Ariadne Limited in 1987. He previously spent 14 years in various executive financial positions with Ford Motor Company. Mr. Cubbin serves as a director of Publishing and Broadcasting Limited, a major Australian media company with interests in television, magazines, newspapers and movies.

     Mark C. Davis, 37, was elected a director of Valassis in June 1992. He has been a Managing Director and Head of Global Mergers and Acquisitions of Chase Bank since March 1996. Mr. Davis was a Managing Director in Investment Banking at Salomon Brothers Inc. from January 1993 until March 1996. Prior to that, he was a Director in Investment Banking at Salomon Brothers Inc. from January 1990, after serving as a Vice President from April 1989. Prior to that, he was a Vice President in Investment Banking at Kidder, Peabody & Co. Inc., since 1986.

     Ambassador Jon M. Huntsman, Jr. 37, has served as a director of Valassis since August 1993. Ambassador Huntsman is Vice-Chairman of Huntsman Corporation where he was previously Senior Vice President and General Manager of the International Division. From August 1992 through June 1993, he served as United States Ambassador to the Republic of Singapore. From February 1989 through August 1991, Ambassador Huntsman served as Deputy Assistant Secretary of Commerce in the International Trade Administration, and later as Deputy Assistant Secretary of Commerce for East Asian and Pacific Affairs. He currently serves as a director of Owens-Corning Company, Huntsman Specialty Chemical Corporation, Huntsman Corporation, Huntsman Packaging Corporation, as well as other affiliated Huntsman entities and Total Petroleum Ltd.

     James D. Packer, 29, was elected a director of Valassis in June 1992. Mr. Packer was appointed Chief Executive Officer of Publishing and Broadcasting Limited in March 1996. Publishing and Broadcasting Limited is a major Australian media company with interests in television, magazines, newspapers and movies. Mr. Packer had been General Manager of CPH since May 1992, after holding various positions at CPH since 1986.

     Brian M. Powers, 47, has served as a director and Chairman of the Board of Valassis since February 1993. Since March 1993, Mr. Powers has served as Chief Executive Officer of CPH. Mr. Powers served as Managing Director of Publishing and Broadcasting Limited since November 1994 and in March 1996, Mr. Powers was appointed Chairman. Publishing and Broadcasting Limited is a major Australian media company with interests in television, magazines, newspapers and movies. From March 1991 to 1993, he was a general partner in Hellman & Friedman, a San Francisco-based investment firm. In addition, he was a partner in James D. Wolfenson Incorporated, a New York merchant bank from March 1989 through March 1991. Prior to that, he was, until December 1988, the Managing Director of the Jardine Matheson Group of companies in Hong Kong.

     Robert L. Recchia, 40, has been Chief Financial Officer, Treasurer and a director of Valassis since October 1991, and was Chief Financial Officer and Treasurer of Inserts from December 1986 until its merger into Valassis.

     Alan F. Schultz, 38, has served as a director of Valassis since December 14, 1995 and as Executive Vice President and Chief Operating Officer since January 1, 1996. Prior to that, he served as Executive Vice President of Sales and Marketing of Valassis since 1992, and served as Group Vice President of the Sales Operations Division at Inserts from 1986 through 1992. Mr. Schultz has held positions as Director of Insert Operations and Vice President of the Central Sales Division at Inserts, since joining Inserts in 1984. Mr. Schultz serves as a director of Artistic Greetings, Inc.

     Ambassador Faith Whittlesey, 58, was elected a director of Valassis in January 1992. She has had a long career in government, law and politics at local, state and national levels. She has served as President of the American Swiss Foundation, headquartered in New York, since 1989. She served as U.S. Ambassador to Switzerland from 1981 to 1983, and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the Senior White House Staff. Ambassador Whittlesey serves as a member of the Board of Directors of the Sunbeam Corporation and of the Advisory Board of Nestle USA, Inc.

ADDITIONAL EXECUTIVE OFFICERS

     In addition to the executive officers who are listed as being directors of Valassis, Valassis has the following executive officers:

     Barry P. Hoffman, 55, has served as Vice President, General Counsel and Secretary of Valassis since July 1991, and was a director from October 1991 through January 1992. Mr. Hoffman was Group Vice President, General Counsel and Secretary of Inserts from December 1986 until its merger into Valassis, and served as a director of Inserts from October 1991 until January 1992.

     Richard N. Anderson, 52, has served as Executive Vice President of Manufacturing and Media of Valassis since 1992 and served as Group Vice President of Inserts from 1986 through 1992. Mr. Anderson has held various management positions with Inserts, including Division Vice President and Vice President of Manufacturing, since joining Inserts in 1982.

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock by the directors, the five executive officers named under the heading "SUMMARY COMPENSATION TABLE," and all directors and executive officers as a group, as of February 1, 1997. The address of Graham A. Cubbin, James D. Packer and Brian M. Powers is Consolidated Press Holdings Limited, 54-58 Park Street, Sidney, N.S.W., Australia 2000. The address of Mark C. Davis is Chase Bank, 270 Park Avenue, New York, NY 10017. The address of Faith Whittlesey is Mountain Lake, PO Box 3651, Lake Wales, FL 33859. The address of Jon M. Huntsman, Jr. is 200 Eagle Gate Tower, Salt Lake City, UT 84111. The address of Cartha D. DeLoach is Village of Wexford, Suite 4F, William Hilton Parkway, Hilton Head, SC 29978. The address of all other persons listed below is 19975 Victor Parkway, Livonia, MI 48152.



                                         Shares Beneficially  Percent
            Name                            Owned(1)         of Class
            ---------------------------------------------------------
            Richard N. Anderson                185,385(2)         *
            David A. Brandon                 1,415,868(3)      3.4%
            Graham A. Cubbin                         0           0%
            Mark C. Davis                        2,652(4)         *
            Cartha D. DeLoach                    2,752            *
            Barry P. Hoffman                   170,121(5)         *
            Jon M. Huntsman, Jr.                 2,402            *
            James D. Packer                 21,200,000(6)     51.1%
            Brian M. Powers                          0           0%
            Robert L. Recchia                  171,700(7)         *
            Alan F. Schultz                    199,584(8)         *
            Faith Whittlesey                     3,152            *
            All executive officers
            and directors as a group
            (12 persons)                    23,353,616(9)     53.7%

___________________________
*  Less than 1.0%
(1) Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2) Includes the right to acquire 169,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(3) Includes the right to acquire 1,367,368 shares of Common Stock within 60 days upon the exercise of outstanding options.

(4) Until March, 1996, Mr. Davis was a Managing Director of Salomon Brothers Inc which acted as an underwriter in connection with the Company's initial public offering in 1992 and the Company's refinancing of its public debt in November, 1994.

(5) Includes the right to acquire 159,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(6) All 21,200,000 shares are owned by Conpress Cayman, LDC which Mr. Packer may be deemed to beneficially own through a series of beneficially owned entities. However, Mr. Packer does not have sole voting or investment power over such shares.

(7) Includes the right to acquire 159,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(8) Includes the right to acquire 179,526 shares of Common Stock within 60 days upon the exercise of outstanding options.

(9) This number includes currently exercisable options to purchase 2,035,472 shares of Common Stock pursuant to the Company's 1992 Long-Term Incentive Plan, as amended. In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 2,035,472 shares of Common Stock for which the Company's directors and executive officers as a group hold currently exercisable options have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

                      OPERATION OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 1996, the Board of Directors of the Company held four meetings. Each director attended at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served except for Cartha D. DeLoach.

COMMITTEES OF THE BOARD

     The standing committees of the Board of Directors include the Executive Committee, the Audit Committee and the Compensation/Stock Option Committee.

     The Executive Committee, whose members are David A. Brandon, Graham A. Cubbin, Mark C. Davis, James D. Packer and Brian M. Powers, is generally authorized to exercise the powers of the Board of Directors in the management of the Company; provided, however, that the Executive Committee does not have the authority to declare dividends, amend the certificate of incorporation of the Company, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all the Company's assets or recommend the dissolution of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1996.

     The Audit Committee, whose members are Cartha D. DeLoach, Ambassador Faith Whittlesey and Mark C. Davis, recommends the selection of independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relevant to the adequacy of the Company's internal accounting controls and compliance with Federal and state laws relating to accounting practices. The Audit Committee met once in the fiscal year ended December 31, 1996.

     The Compensation/Stock Option Committee, whose members are Graham A. Cubbin, Cartha D. DeLoach and Ambassador Faith Whittlesey, administers the 1992 Long-Term Incentive Plan, the Senior Executives Annual Bonus Plan, the Executive Restricted Stock Award Plan, and the Employee and Director Restricted Stock Award Plan, and reviews and approves the annual salary, bonus and other benefits, direct or indirect, of the members of senior management of the Company. The Compensation/Stock Option Committee is composed of directors who are not eligible to participate in any of the foregoing plans (except that the outside directors are entitled to receive formula awards of restricted stock under the Employee and Director Restricted Stock Award Plan). During the fiscal year ended December 31, 1996, the Compensation/Stock Option Committee met twice.

                             DIRECTOR COMPENSATION

     Currently, directors who are not employees of the Company or its affiliates each receive an annual fee of $40,000, plus expenses, for serving as directors of the Company. During 1996, fifty percent (50%) of such annual fee of the non-employee directors was paid in the form of Restricted Stock pursuant to the Company's Employee and Director Restricted Stock Award Plan.

     Directors who are employees of the Company or its affiliates do not receive any cash compensation for their services as a director. Accordingly, Messrs. Brandon, Cubbin, Packer, Powers, Recchia and Schultz are not compensated for their services as directors.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the compensation of David A. Brandon, the Chief Executive Officer and President of the Company and the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the Company's last three (3) completed fiscal years.


                           SUMMARY COMPENSATION TABLE


                                                      Annual Compensation                         Long-Term Compensation
                                                      -------------------                         ----------------------
                                                                                          Awards
                                                                                        ----------
                                                                                        Securities
                                                                                        Underlying
                                                                          Restricted      Stock
Name and Principal     Fiscal                                            Stock Award(s)   Options
Position               Year(1)             Salary($)(2)   Bonus($)(3)       ($)(4)        (#)(5)       All Other Compensation($)(6)
-----------------------------------------------------------------------------------------------------------------------------------
David A. Brandon       December 31, 1996    $1,000,012   $1,000,012              --          --                       $12,000
  Chief Executive      December 31, 1995     1,000,000      804,000              --          --                        11,250
  Officer, President   December 31, 1994       550,004      312,500              --          --                        17,688
  and Director

Alan F. Schultz        December 31, 1996       400,010      400,010        $131,250          --                        12,000
  Executive Vice       December 31, 1995       325,000      261,300              --          --                        11,250
  President and Chief  December 31, 1994       162,500       81,250              --          --                        17,688
  Operating Officer
  and Director

Richard N. Anderson    December 31, 1996       320,008      320,008          87,500          --                        12,000
  Executive Vice       December 31, 1995       300,014      241,200              --          --                        11,250
  President            December 31, 1994       150,007       75,000              --          --                        17,688

Barry P. Hoffman       December 31, 1996       287,508      287,508          61,250          --                        12,000
  Vice President,      December 31, 1995       287,508      231,150              --          --                        11,250
  General Counsel      December 31, 1994       143,754       71,875              --          --                        17,688
  and Secretary

Robert L. Recchia      December 31, 1996       287,508      287,508          61,250          --                        12,000
  Chief Financial      December 31, 1995       287,508      231,150              --          --                        11,250
  Officer, Treasurer   December 31, 1994       143,754       71,875              --          --                        17,688
  and Director






(1) On August 18, 1994, the Board of Directors of the Company determined to change its fiscal year end from June 30 to December 31, effective December 31, 1994. All references in this Proxy Statement to the fiscal year ended December 31, 1994 are to the six-month period then ended.

(2) Salary includes all before-tax contributions by the executive to the Company's Employees' 401(k) Retirement Savings Plan.

(3) The figures reported in the bonus column represent amounts earned and accrued for each year and do not include amounts paid in each year which were earned and accrued in the prior year.

(4) Consists of the value of restricted stock granted under the Company's Employee and Director Restricted Stock Award Plan. The dollar values set forth for restricted stock awards represent the market value of the shares on the date of grant ($17.50 on January 2, 1996). All such shares of restricted stock will vest over a three-year period with the restrictions lapsing during that three-year period at 33% for each of the first two years, and 34% during the last year. A recipient of restricted stock under the Employee and Director Restricted Stock Award Plan has the right to receive dividends, if any, during such restricted period. The 7,500 shares of restricted stock with a value of $131,250 was granted to Mr. Schultz pursuant to his employment agreement. See "Employment Agreements."

(5) Consists of nonqualified stock options granted in respect of the Company's Common Stock pursuant to the Company's 1992 Long-Term Incentive Plan.

(6) Amounts disclosed in this column consist of contributions by the Company on behalf of the executive to the Company's Employees' Profit Sharing Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to the Chief Executive Officer or any of the other Named Executive Officers during the fiscal year ended December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                 Number of Securities       Value of Unexercised
                                                                 Underlying Unexercised     In-the-Money Options
                                                                 Options at FY-End (#) at   FY-End ($)*
                          Shares Acquired
Name                       on Exercise (#)   Value Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
----                       ---------------   ------------------  -------------------------  -------------------------

David M. Brandon                   -                   -                1,367,368/0          $5,640,393/-
Alan F. Schultz                    -                   -             147,621/61,905          $608,937/$255,358
Richard N. Anderson                -                   -             137,621/46,905          $567,687/$193,483
Robert L. Recchia                  -                   -             127,621/31,905          $526,437/$131,608
Barry P. Hoffman                   -                   -             127,621/31,905          $526,437/$131,608


___________________________________

* Based on the New York Stock Exchange Composite closing price for the last business day of the fiscal year ($21.125). All of the stock options granted to the Named Executive Officers have exercise prices of $17.00 per share.

STOCK PRICE PERFORMANCE GRAPH

     The following performance graph shows the Company's annual cumulative total shareholder return on its Common Stock for the interim period beginning March 31, 1992 and ending on December 31, 1992 and the four full years ending December 31, 1993, 1994, 1995 and 1996, respectively, based on an assumed investment of $100. The Company's initial public offering of its Common Stock occurred on March 18, 1992 at a price of $17.00 per share. The graph compares the Company's performance with that of the Standard & Poor's S&P 500 Stock Index and a peer group consisting of Advo Inc., Catalina Marketing, R.R. Donnelley & Sons, Heritage Media, Interpublic Group of Companies, and Times Mirror.

                   SHAREHOLDER RETURNS (DIVIDENDS REINVESTED)

                              [PERFORMANCE GRAPH]

                          Indexed Returns Years Ending

                                  (YEARS ENDING)
                     ----------------------------------------------
                       Base
                     Period
                       3/92   1992*   1993*   1994*   1995*   1996*
            VCI         100  128.06   76.47   85.76  100.06  120.78
            Peer
            Group       100  113.60  116.63  115.95  164.98  180.94
            S&P 500
            Index       100  110.41  121.54  123.14  169.42  208.31



                         (* December fiscal year basis)

     This stock price performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report on executive compensation:

PHILOSOPHY

     The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase the profitability of the Company, and thereby increase stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration. The Company's executive compensation programs are designed to attract and retain talented individuals and motivate them to achieve the Company's business objectives and performance targets, including increasing long-term stockholder value.

     The Compensation/Stock Option Committee of the Board of Directors is composed of the three directors listed below. Working with the Company, the Compensation/Stock Option Committee develops and implements compensation plans for the Company's executive officers.

COMPENSATION STRUCTURE

     The Compensation/Stock Option Committee believes that it is in the best interests of the Company and its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company. The Compensation/Stock Option Committee, working with management, has instituted a compensation structure which is designed to ensure that a high proportion of compensation is tied in some manner to both short-term and long-term corporate performance. Accordingly, the Company's compensation structure includes both cash-based and equity-based compensation.

     The annual cash compensation of the executive officers, including the chief executive officer, for the year ended December 31, 1996, consisted of annual salary and cash bonuses. The cash bonuses were paid two times a year and were contingent upon the attainment by the Company of meeting semi-annual earnings per share targets that were set by the Committee prior to the commencement of 1996. The Committee believes that a target based upon earnings per share emphasizes the Company's commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings - critical factors for assuring creation of value for its stockholders. Additionally, the Committee believes that by providing for bonuses twice a year instead of annually, a greater sense of urgency will motivate executive officers to meet targets. The specific targets for the Company's fiscal year ended December 31, 1996, which were selected by the Committee prior to the start of 1996, is not disclosed herein because the Committee has determined that it is confidential business information, the disclosure of which would have an adverse effect on the Company.

     Non-cash compensation of executive officers for the year ended December 31, 1996, consisted of options granted under the Company's 1992 Long-Term Incentive Plan and restricted stock granted pursuant to the Employee and Director Restricted Stock Award Plan or the Executive Restricted Stock Plan, as the case may be.

     The stock options produce value for executives only if the Company's stock price increases over the option exercise price, which for all options granted to such executives during 1996 is $17.00. Although there are no particular targets with respect to executive officers' holdings of stock options, in general, the higher the level of an executive's responsibility, the larger this stock-based component of his or her compensation will be. In order to assure the retention of high-level executives and to tie compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that these stock options generally vest in equal portions over a five-year period.

     The Committee believes that grants of restricted stock further a sense of stock ownership by executive officers and give the Company a significant advantage in retaining key executives. Moreover, the Committee believes that restricted stock is a particularly appropriate vehicle for executives whose salaries are more fully developed and thus are used by the Company, in some cases, in lieu of salary increases. In order to assure the retention of high-level executives and to the compensation of those executives to the creation of long-term value for stockholders, the Compensation/Stock Option Committee provides that the restricted stock granted to executives in lieu of salary increase vests in approximately equal portions over a three-year period.

     All other compensation of executive officers consists of participation in the Valassis Employees Profit Sharing Plan and its 401(k) Plan. In addition, all employees are eligible to participate in a Company's stock purchase plan.

     The compensation of each executive officer is based on an annual review of such officer's performance by the chief executive officer and his recommendations to the Compensation/Stock Option Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation/Stock Option Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, and the degree to which he or she has contributed to the accomplishments of major tasks that advance the Company's goals. The Company's financial performance is a key factor that affects the overall level of compensation for executive officers.

EXECUTIVE OFFICER COMPENSATION

     Each of the Company's executive officers is currently employed pursuant to a multi-year employment agreement, the purpose of which is to retain the services of such officer for an extended period and to protect the Company with the establishment of no compete/no raid obligations for former executives. The minimum compensation to which each executive officer was entitled for 1996 is specified in the employment agreement, and the bonuses, which are a major part of an executive's cash compensation, were based on the achievement by the Company of certain earnings per share targets. Such targets were set by the Compensation/Stock Option Committee prior to the commencement of 1996. No bonus is earned unless a percentage of the earnings per share target with respect to each semi-annual period determined by the Committee has been met by the Company. No aggregate bonus may exceed 100 percent of an executive's annual base salary. Based on the Company's earnings per share performance for 1996, each executive received approximately 100 percent of his potential bonus.

     Stock options and restricted stock are awarded to the executives by the Compensation/Stock Option Committee. In determining the size of option and restricted stock awards for a particular executive officer, the Compensation/Stock Option Committee considers the amount of stock options and restricted stock previously awarded to other executive officers in a like position in addition to the other compensation considerations discussed above.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Brandon is employed under an employment agreement which expires on December 31, 2000 and provides for a ten-year consulting period thereafter on the terms and conditions described therein. The level of Mr. Brandon's salary and the semi-annual bonus to which he may be entitled for the fiscal year ended December 31, 1996 is set forth in his employment agreement. The amount of Mr. Brandon's aggregate bonuses for the fiscal year ended December 31, 1996 were based on the achievement by the Company of certain semi-annual earnings per share targets set by the Compensation/Stock Option Committee prior to the commencement of 1996. No bonus is earned unless at least 70 percent of the earnings per share target has been met by the Company. Based on the Company's earnings per share performance for 1996, Mr. Brandon received approximately 100 percent of his potential bonus, or $1,000,000. In addition, pursuant to his employment agreement, Mr. Brandon is eligible to receive 30,000 shares of restricted stock under the Executive Restricted Stock Award Plan each year commencing with 1996 and ending December 31, 2000 if the Compensation/Stock Option Committee determines that 70% or more of the Company's performance targets have been met. Based upon the Company's 1996 earnings per share performance, Mr. Brandon received 30,000 shares of restricted stock.

     During the fiscal year ended December 31, 1996, Mr. Brandon was paid a salary at a rate of $1 million per year under his employment agreement. The Committee believes that Mr. Brandon's salary is reasonable in light of Mr. Brandon's outstanding leadership through the years. The Committee believes that Mr. Brandon's compensation level reflects the Committee's confidence in Mr. Brandon and the Company's desire to retain Mr. Brandon's outstanding talents at the head of the Company.

     The Compensation/Stock Option Committee is confident that the payment of Mr. Brandon's annual bonus for 1996, in addition to the 30,000 shares of restricted stock, as well as the payment of future annual bonuses and future grants of restricted stock to Mr. Brandon, if any, will constitute "qualified performance-based compensation," as described in Section 162(m) of the Internal Revenue Code, as amended. Section 162(m), with certain exceptions, prohibits the deductibility of any compensation paid to the chief executive officer and the four other highest paid executives of the Company to the extent that such executive's compensation exceeds $1 million. Qualified performance-based compensation is not limited by
Section 162(m), however, and the Committee believes that any bonus paid to Mr. Brandon with respect to subsequent fiscal years will be fully deductible by the Company.

     The Compensation/Stock Option Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies with which the Company would be compared for stock performance purposes. Many of the businesses with which the Company competes for executive talent are substantially larger and have greater financial resources than the Company. The Committee believes that one of the Company's most direct competitors is a non-publicly traded company for which no information regarding stock performance or executive compensation is available.

     The Compensation/Stock Option Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

     This report by the Compensation/Stock Option Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                      COMPENSATION/STOCK OPTION COMMITTEE
                          Ambassador Faith Whittlesey
                               Cartha D. DeLoach
                                Graham A. Cubbin


COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1996, Graham A. Cubbin, Cartha
D. DeLoach and Ambassador Faith Whittlesey served on the Compensation/Stock Option Committee. No committee member was involved in an interlocking relationship nor insider participation with respect to the Compensation/Stock Option Committee.


                              EMPLOYMENT CONTRACTS

     On January 20, 1992, Inserts (which was merged into Valassis in March,
1993) and Consolidated Press Holdings Limited ("CPH") entered into an employment agreement with Mr. David A. Brandon, and Valassis and Inserts entered into employment agreements with Mr. Robert L. Recchia and Mr. Barry P. Hoffman, and on February 11, 1992, the Boards of Directors of Valassis and Inserts approved employment agreements for Mr. Richard N. Anderson and Mr. Alan
F. Schultz (collectively, such employment agreements as amended, the "Employment Agreements"). The following summary of certain provisions of the Employment Agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the Employment Agreements. Copies of the Employment Agreements are incorporated by reference to the Company's Form 10-K and are available as described under "Available Information."

     Mr. Brandon's Employment Agreement is effective through December 31, 2000 (the "Employment Period") and provides for an annual base salary through such date of not less than $1,000,000. The Board of Directors may increase such salary as it deems to be necessary or desirable. Pursuant to the terms of his Employment Agreement, Mr. Brandon may be entitled to a bonus of up to $500,000 for each six-month period if the Company achieves certain earnings per share targets set by the Compensation/Stock Option Committee before the beginning of each year. In addition, Mr. Brandon is eligible to receive 30,000 shares of restricted stock under the Executive Restricted Stock Award Plan each year commencing with 1996 and ending December 31, 2000 if the Compensation/Stock Option Committee determines that 70% or more of the Company's performance target for such year has been met. See "Compensation/Stock Option Committee Report on Executive Compensation."

     In addition, Mr. Brandon's Employment Agreement provides for a consulting period whereby Mr. Brandon will serve as a consultant to the Company for a period of up to ten years following the expiration of the Employment Period. In the event of an early termination of the Employment Period under various circumstances, the Employment Agreement contains provisions which either require, or give the Company the option to, retain Mr. Brandon as a consultant for the balance of the Employment Period and for the consulting period. Mr. Brandon's Employment Agreement provides that during the consulting period, the Company will pay Mr. Brandon his annual base salary in effect at the end of the Employment Period for the first three years of the consulting period and will then pay Mr. Brandon one-half of such annual base salary for an additional seven years thereafter. He is also entitled to participate in, and continue during the consulting period, in all of the fringe benefits to which he was entitled at the time of his termination. In the event of an early termination of the Employment Period, the Employment Agreement contains provisions for Valassis to pay Mr. Brandon his full base salary for the balance of the Employment Period and for an additional three years thereafter and then pay to Mr. Brandon one-half of his annual base salary for an additional seven years thereafter. If Mr. Brandon terminates his employment without Good Reason (as defined in his Employment Agreement), the consulting period may be, at the option of the Company, extended for increments of at least two years (but no longer than an aggregate of ten years). During the Employment Period and any consulting period, Mr. Brandon is prohibited from competing with the Company as described below.

     During the fiscal year ended December 31, 1996, the Company extended Mr. Recchia's Employment Agreement through September 30, 1999. The other Employment Agreements for Mr. Schultz, Mr. Hoffman and Mr. Anderson expire on December 31, 1999, June 30, 1998 and June 30, 1999, respectively. Pursuant to their respective Employment Agreements, Mr. Hoffman and Mr. Recchia are each entitled to an annual base salary equal to $287,500. Mr. Anderson's Employment Agreement provides that he is entitled to an annual base salary equal to $320,000. Mr. Schultz's Employment Agreement provides that he is entitled to an annual base salary equal to $400,000. In addition, Mr. Schultz's Employment Agreement provides that he is entitled to receive 7,500 shares of restricted stock for the 1996 fiscal year and for each year thereafter during the term of his Employment Agreement pursuant to the Employee and Director Restricted Stock Award Plan. Pursuant to the terms of their respective Employment Agreements, all of these executives may be entitled to semi-annual bonuses of up to 50% of their annual salary if the Company achieves certain performance targets set by the Compensation/Stock Option Committee. See "Compensation/Stock Option Committee Report on Executive Compensation."

     Under the terms of all five of the Employment Agreements for the Named Executive Officers, if Valassis terminates any of the executives' employment other than for Cause (as defined in the respective Employment Agreements), or if the executive terminates his employment for Good Reason (as defined in the respective Employment Agreements), then Valassis shall continue to pay such executive a base salary for the duration of the term of his Employment Agreement, a lump sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. In the case of Mr. Brandon, Valassis shall also pay to him an amount equal to the fair market value of the Company's Common Stock on the date of termination multiplied by the product of the number of years in any severance period and 30,000. The Employment Agreements provide that, under certain circumstances, Valassis shall also maintain the executive's participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

     In the event of a termination by reason of death or disability of an executive officer (as defined in the respective Employment Agreements), Valassis shall pay to such executive or his estate in a lump sum his annual base salary through the date of termination, an amount equal to the executive's pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period), any deferred compensation and any accrued vacation pay to the date of termination. In addition, Mr. Brandon's Employment Agreement provides that in the event that Mr. Brandon becomes disabled, Valassis will pay to Mr. Brandon the difference between the amount payable to Mr. Brandon under Valassis' long term disability insurance policy then in effect and 60 percent of Mr. Brandon's base salary then in effect until Mr. Brandon reaches the age of 65.

     If Valassis terminates the employment of any of the foregoing executive officers for Cause, or any such executive officer terminates his employment with the Company without Good Reason, the Company shall pay such executive officer any compensation earned through the date of termination and any previously deferred compensation, and the Company shall then have no further obligations to such executive officer under his Employment Agreement.

     Under the terms of their Employment Agreements, the executive officers are prohibited from competing with the Company during the periods of their scheduled employment with the Company. In the case of Mr. Brandon, the non-compete period extends during any consulting period, if any, with the Company. In the case of Messrs. Anderson, Schultz, Hoffman and Recchia this non-competition provision may continue for up to two years following the scheduled termination of their respective employment, at the Company's option, during which period the Company is required to pay such executives, as applicable, their annual base salaries.

     While there are no specific change of control arrangements in the Employment Agreements, a change of control of Valassis could result in one or more of the executives being terminated other than for Cause, or one or more of the executives terminating his employment for Good Reason. In either of such events, the severance arrangements described above would apply.

RATIFICATION OF APPOINTMENT OF AUDITORS (PROPOSAL 2)

     The Board of Directors has appointed the firm of Ernst & Young LLP ("Ernst & Young") independent public accountants, as the auditors of the Company for the 1997 fiscal year, subject to the ratification of such appointment by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since the fiscal year ended June 30, 1992.

     If the foregoing appointment of Ernst & Young is not ratified by the stockholders, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next Annual meeting of Stockholders will be subject to the approval of stockholders at that meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he or she so desire and to respond to appropriate questions.

     Ratification of the selection of Ernst & Young as independent public accountants will require the affirmative vote of holders of a majority of the shares of the Common Stock present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" RATIFICATION.

CERTAIN TRANSACTIONS

     The Company was founded in 1970. In 1986, the Company was purchased through a series of entities by CPH, a privately owned Australian holding company indirectly owned by James D. Packer, a director of the Company, and his family. With the completion of the Company's initial public offering in March 1992, CPH's indirect ownership of the Company was reduced to 49%. Mr. Packer, therefore, through such indirect ownership, effectively has the power to elect the entire Board of Directors and approve the proposals made by the Board of Directors.

AGREEMENTS WITH AFFILIATES

     Conpress Option Agreement. On April 3, 1996, the Board of Directors of the Company authorized the repurchase of up to 5,000,000 shares of the Company's Common Stock (approximately 11.5% of the then issued and outstanding shares of Common Stock).

     In connection with the Company's share repurchase program, the Company entered into an agreement with Conpress Cayman, LDC ("Conpress"), the Company's principal stockholder and the direct holder of 21,200,000 shares of the Common Stock, and its parent, Consolidated Press International Limited, pursuant to which Valassis has granted to Conpress a series of options (each, an "Option") to sell to the Company on a monthly basis a number of shares of Common Stock up to the number of shares purchased by the Company on the open market in any given month during the period of time that Valassis continues its repurchase program (the "Conpress Agreement"). The Conpress Agreement was approved by the stockholders at the Annual Meeting held on May 21, 1996. Pursuant to the Conpress Agreement, Valassis will purchase such shares of Common Stock from Conpress at a price equal to the average price paid by the Company to the other stockholders during such month. If, during any given month, Conpress does not exercise its Option during the Option Period (as defined in the Conpress Agreement), then the Option for such month will expire and Valassis would not be obligated to purchase such shares at a later date. Conpress and the Company each has the right to terminate such agreement on 30 days written notice to the other. As of December 31, 1996, Conpress had not exercised any of its Options and the Company has repurchased approximately 1.3 million shares of its common stock. The Company expects Conpress to participate in the share repurchase program and exercise its Options in the future.

     Conpress is 100% indirectly owned by Consolidated Press International Limited, which in turn is 100% owned (54.3% directly and 45.7% indirectly) by Consolidated Press Holdings Limited ("CPH"). CPH is 100% owned (52.35% directly and 47.65% indirectly) by Cairnton Holdings Pty Ltd., of which Consolidated Press International Holdings Limited ("CPIHL") owns 99.2%. Mr. Kerry F.B. Packer if the indirect beneficial owner of CPIHL. Mr. James D. Packer, a current director and nominee for re-election as a director and the son of Mr. Kerry F.B. Packer, may be deemed to have a beneficial interest in the same shares as Mr. Kerry F.B. Packer.

     Tax Sharing Agreement. In December 1991, the Company completed a series of related transactions with Conpress Investments, B.V. ("CIBV"), a subsidiary of CPH, which was, at the time, the direct holder of 49% of the Common Stock of the Company. Such transactions included selling all the outstanding capital stock of CII Holdings Group, Inc. ("CII") to CIBV. The Company no longer has an interest in, or significant relationship with CII except, in connection with such transaction, the Company has entered into the following agreement:

     As of December 31, 1991, CII and each of its U.S. subsidiaries (the "CII Group") has entered into a tax sharing agreement with the Company. The agreement provides for the allocation of Federal, state and local tax benefits and liabilities between the Company and the CII Group. Under the agreement, for all relevant tax periods beginning before January 1, 1992, the CII Group has agreed to indemnify Valassis for any adjustment in tax liability of Valassis that is attributable to the operations or assets of a member of the CII Group or any non-U.S. subsidiary of any member of the CII Group. CPH has guaranteed any payments due from the CII Group under this tax sharing agreement. Management believes that other tax liabilities relating to the CII Group, if any, for which the Company may be liable but is not indemnified against by the CII Group, would not be material.

                                    GENERAL

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 and the Company's annual report on Form 10-K for the fiscal year ended December 31, 1996 are being mailed to stockholders together with this Proxy Statement.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to solicitation of proxies by mail, directors, officers and employees of the Company (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope.

STOCKHOLDER PROPOSALS

     If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Barry P. Hoffman, not later than December 19, 1997.

                             AVAILABLE INFORMATION

     All documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, may be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                        By Order of the Board of Directors



                                        BARRY P. HOFFMAN
                                        Secretary

                                                   VALASSIS COMMUNICATIONS, INC.

                                                             P R O X Y

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MAY 20, 1997

        The undersigned stockholder of VALASSIS COMMUNICATIONS, INC., a Delaware corporation, hereby appoints David A. Brandon,
Robert L. Recchia and Barry P. Hoffman or any of them, voting singly in the absence of the others, attorney and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock of Valassis
Communications, Inc., that the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at 19975 Victor Parkway, Livonia, Michigan 48152 on May 20, 1997, at 10:00 a.m. (local time) or any adjournment or adjournments thereof, in accordance with the instructions on the reverse side.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO
DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.


                                                                     VALASSIS COMMUNICATIONS, INC.
                                                                     P.O. BOX 11062
                                                                     NEW YORK, N.Y.  10203-0062



                                                                     (Continued and to be dated and signed on the other side.)


[    ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2.

1. ELECTION OF DIRECTORS    FOR all nominees   [ ]      WITHHOLD AUTHORITY to vote      [ ]       EXCEPTIONS*   [  ]
                            listed below                for all nominees listed below



Nominees: David A. Brandon, Graham A. Cubbin, Mark C. Davis, Jon M. Huntsman, Jr., James D. Packer, Brian M. Powers, Robert L.
Recchia, Alan F. Schultz and Faith Whittlesey
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK  THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME
ON THE LINE PROVIDED BELOW.)
"Exceptions_____________________________________________________________________________________________________________________

2. The ratification of the appointment of Ernst & Young       3.  The proxies are authorized to vote as they may determine in
   as auditors for the fiscal year ending December                their discretion upon such other business as may properly
   31, 1997.                                                      come before the meeting.

   FOR   [  ]    AGAINST  [  ]     ABSTAIN  [  ]



                                                                                 CHANGE OF ADDRESS AND [  ]
                                                                                 OR COMMENTS MARK HERE


                                                      Please sign exactly as name appears to the left.
                                                      When shares are held in the name of joint  holders, each should sign.
                                                      When signing as  attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please  sign in full corporate name by an authorized officer, if a partnership, please sign in  partnership name by an authorized person.
                                                      Dated______________________________________________________________, 1997
                                                      _________________________________________________________________________
                                                                                       Signature
                                                      _________________________________________________________________________
                                                                                Signature, it held jointly
PLEASE MARK, DATE, SIGN AND MAIL YOUR PROMPTLY        Votes must be indicated    [  ]
IN THE ENVELOPE PROVIDED.                             (x) in Black or Blue ink.

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